Exhibit 10.17

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into as of the 12th day of August, 2020 (“Effective Date”) by and between Baidu USA LLC, a California limited liability company (“Sublandlord”), and JFrog, Inc., a Delaware corporation (“Subtenant”).

R E C I T A L S:

A. Deerfield Caribbean, LLC, a California limited liability company (“Master Landlord”), and Sublandlord are parties to that certain Standard Industrial Lease, dated February 7, 2017 (as amended, restated and/or supplemented, the “Master Lease”), a copy of which Master Lease is attached hereto as Exhibit A. Pursuant to the Master Lease, Sublandlord leases certain building (the “Building”) and other areas, consisting of approximately 36,324 square feet of rentable area (the “Premises”), located at 250 East Caribbean Drive, Sunnyvale, California (the “Project”), as more particularly described in the Master Lease.

B. Sublandlord desires to sublease a portion of the Premises to Subtenant and Subtenant desires to sublease such portion of the Premises, all on the terms hereinafter set forth.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

W I T N E S E T H:

1. Definitions. All capitalized terms used in this Sublease and not specifically defined in the text shall have the meanings given to them in the Master Lease.

2. Sublease and Acceptance of Subleased Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, that portion of the Premises, consisting of approximately 21,824 square feet of rentable area, as shown on the drawing attached hereto as Exhibit B (the “Subleased Premises”), in accordance with and subject to the terms, covenants and conditions contained in this Sublease. The Subleased Premises shall be delivered to Subtenant on the Sublease Commencement Date.

3. Use of Subleased Premises. The Subleased Premises shall be used only for general office purpose and in accordance with the terms and provisions of this Sublease, the Master Lease and all applicable laws, now or hereafter in effect (collectively, the “Applicable Laws”). The parties agree and acknowledge that Sublandlord shall have the right to remain in occupancy of the Warehouse portion of the Premises on the Sublease Commencement Date that is identified on the Premises plan attached hereto as Exhibit B. The Warehouse shall be accessed by Sublandlord solely through the back entrance to the Building, provided however, that Sublandlord shall have the right to access the Subleased Premises to perform any of its obligations under the Master Lease and/or this Sublease, subject to the respective terms thereof, including any notice requirements. Sublandlord currently uses the Warehouse portion of the Premises for R&D and auto lab purposes including but not limited to vehicle lab, mechanical lab, electrical lab, optical lab and camera lab. Sublandlord may also use the Warehouse portion of the Premises for storage, office, engineering and other legally related uses in conformity with the Master Lease. Sublandlord covenants to not cause any excessive noise, odors, vibrations or other disturbances during its occupancy and to use the Warehouse in accordance with the terms and provisions of the Master Lease and all Applicable Laws.

[Signature Page to Sublease]

4. Term. The term of this Sublease (the “Term”) shall commence on January 1, 2021 (the “Sublease Commencement Date”) and shall end without the necessity of any notice from either party on October 31, 2025 (the “Sublease Expiration Date”), unless such term shall be sooner terminated in accordance with the provisions hereof. Notwithstanding anything to the contrary in this Sublease, Sublandlord may terminate the Master Lease, and simultaneously, terminate this Sublease, in the event the Sublandlord has the right, pursuant to the terms of the Master Lease, to cancel or terminate the Master Lease in the event of any damage, destruction, or condemnation with respect to all or any portion of the Premises. This Sublease is subject to, and conditioned upon, Sublandlord obtaining the prior written consent of Master Landlord to this Sublease (the “Master Landlord’s Consent”). Subtenant shall use commercially reasonable efforts to cooperate with Sublandlord in obtaining the Master Landlord’s Consent. If Master Landlord’s Consent is not received within thirty (30) days after the Effective Date, then Subtenant may elect to cancel this Sublease by giving notice to Sublandlord at any time after the expiration of said 30-day period, but prior to the giving of said consent by Master Landlord to this Sublease. If Master Landlord’s Consent is not received within sixty (60) days after the Effective Date, then Sublandlord may elect to cancel this Sublease by giving notice to Subtenant at any time after the expiration of said 60-day period, but prior to the giving of said consent by Master Landlord to this Sublease. If the Master Landlord’s Consent is not received on to before the Sublease Commencement Date, this Sublease shall automatically terminate and all parties hereto are automatically released from any liability under this Sublease, other than the liabilities that expressly survive such termination. If either party shall have given notice of cancellation to the other in accordance with the provisions of this Section 4, or if this Sublease is deemed automatically terminated pursuant to the immediately preceding sentence, then: (i) Sublandlord shall not be obligated to take any further action to obtain Master Landlord’s Consent, (ii) Sublandlord shall refund to Subtenant any monies delivered by Subtenant as of such date, if any and (iii) this Sublease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights or claims against the other.

(a) Termination Option. Notwithstanding anything to the contrary stated in this Sublease, provided Subtenant shall not be in default of its obligations under this Sublease, Subtenant shall have the option to terminate (“Termination Option”) the Term of the Sublease effective as of December 31, 2022 (“Early Termination Date”), without default, breach or penalty, provided (i) Subtenant shall deliver to Sublandlord written notice of its exercise of the Termination Option not less than one hundred eighty (180) days prior written notice to Sublandlord (i.e., not later than July 4, 2022) and (ii) Subtenant shall pay to Sublandlord consideration in the amount of Two Hundred Twenty Five Thousand Seven Hundred Forty Two and 56/100 Dollars ($225,742.56) (“Early Termination Fee”) not less than sixty (60) days prior to the Early Termination Date (i.e., not later than November 1, 2022).

5. Rent.

(a) Items Comprising Rent. In consideration for this Sublease, commencing on the Sublease Commencement Date, Subtenant agrees to pay Sublandlord the following (hereinafter collectively referred to as “Rent”) without any deduction, offset, or abatement whatsoever:

(i) Base rent (“Base Rent”) as set forth in the table below, and reflects a fully-serviced Sublease. As used herein, a “Sublease Month” means the period commencing on the first day of a calendar month and ending on the last day of the same calendar month.

Sublease Month	Monthly Base Rent	Monthly Base Rent Rate ($/sq. ft.)
1-3	$0.00	$0.00
4-12	$70,928.00	$3.25
13-24	$73,055.84	$3.3475
25-36	$75,247.52	$3.447925
37-48	$77,504.94	$3.551363
49-58	$79,830.09	$3.657904

This Sublease is to be fully-serviced. Subject to Section 5(a)(ii) below, Sublandlord shall be solely responsible for arranging for, and direct payment of any and all costs, for water, electricity, natural gas serving the Subleased Premises, and all such utilities used by Subtenant in the Subleased Premises, and for paying all Operating Expenses, including Real Property Taxes due and payable under the Master Lease.

(ii) any costs or expenses for goods, services or utilities (other than the Sublandlord Utilities (as defined below)) in excess of those which Sublandlord is entitled to require from Master Landlord pursuant to the Master Lease, including, without limitation, those goods, services or utilities which are (x) attributable to the extent of the use or occupancy of the Subleased Premises, and (y) not included in Operating Expenses (as defined under Section 5.2 of the Master Lease). Sublandlord represents and warrants that to Sublandlord’s actual knowledge, the supplemental HVAC system/unit installed in the Subleased Premises is in good working order and has been maintained in good condition to date.

(iii) any sums which Subtenant becomes obligated to pay as a result of Subtenant’s failure to comply with any of the terms and provisions of this Sublease or the Master Lease or by any act or omission of Subtenant; and

(iv) taxes, if any, imposed upon or attributable to Subtenant’s personal property located in or about the Subleased Premises or any leasehold improvements installed or requested by Subtenant in the Subleased Premises by, for or on behalf of Subtenant during the Term.

The items set forth in clauses (ii) through (iv) above, inclusive, shall be deemed “Additional Rent”.

(b) Time for Payment. Base Rent shall be payable in advance on the first (1st)

day of each calendar month; provided, however, that prior to the Sublease Commencement Date, within five (5) days after Sublandlord’s receipt of the Master Landlord’s Consent, Subtenant shall pay Sublandlord the Base Rent for the fourth (4th) Sublease Month. Additional Rent shall be payable within thirty (30) days after Sublandlord’s written request. Base Rent for any partial calendar month of the Term shall be pro-rated on a per diem basis for each such partial month.

6. Exclusivity; Restriction on Sublandlord. Sublandlord acknowledges and understands that Subtenant shall suffer material damage in the event of any delay of or prevention of delivery of possession of the Premises on the Sublease Commencement Date. Accordingly, Sublandlord agrees to not sublease, assign, license or sublicense its interest in the Premises for the period commencing upon the Effective Date through the Sublease Commencement Date. Sublandlord covenants and agrees that it will not terminate the Master Lease for the period commencing upon the Effective Date through the Sublease Commencement Date, except to the extent of its rights in connection with a condemnation or casualty, in accordance with the Master Lease. Any violation of this restriction shall constitute an immediate breach by Sublandlord of this Sublease. Subtenant shall not be bound by any amendment or modification of the Master Lease after the Effective Date that would have an adverse effect on Subtenant’s interest in the Subleased Premises provided under this Sublease.

7. Security Deposit. OMITTED

8. Letter of Credit. Prior to the Sublease Commencement Date, within five (5) days after Sublandlord’s receipt of the Master Landlord’s Consent Subtenant shall deliver to Sublandlord, as collateral for the full performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of $246,674.97. The Letter of Credit shall be reasonable acceptable to Sublandlord and comply with the following terms and conditions:

(a) The Letter of Credit shall be in favor of Sublandlord, shall be issued by a bank acceptable to Sublandlord with a Standard & Poors rating of “A” or better. Sublandlord agrees that Silicon Valley Bank is an acceptable issuing bank.

(b) The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two (2) months subsequent to the Expiration Date (the “LOC Expiration Date”) without any action whatsoever on the part of Sublandlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Sublandlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Subtenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Subtenant to maintain such an irrevocable Letter of Credit in favor of Sublandlord through the LOC Expiration Date.

(c) Sublandlord, or its authorized representative, upon Subtenant’s failure to comply with one or more provisions of this Sublease, or as otherwise specifically agreed by Sublandlord and Subtenant pursuant to this Sublease or any amendment hereof, without prejudice to any other remedy provided in this Sublease or by any Applicable Law, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with this Sublease. In addition, if Subtenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Section 8 at least sixty (60) days prior to the stated expiration date of the Letter of Credit then held by Sublandlord, Sublandlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 8.

(d) Subtenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Subtenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Sublandlord’s sole and separate property (and not Subtenant’s property or the property of Subtenant’s bankruptcy estate) and Sublandlord may immediately upon any draw (and without notice to Subtenant) apply or offset the proceeds of the Letter of Credit: (i) against any rent or other amounts payable by Subtenant under this Sublease that is not paid when due; (ii) against all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it may suffer as a result of Subtenant’s failure to comply with one or more provisions of this Sublease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Sublease; (iii) against any costs incurred by Sublandlord in connection with this Sublease (including attorneys’ fees); and (iv) against any other amount that Sublandlord may spend or become obligated to spend by reason of Subtenant’s default. Provided Subtenant has performed all of its obligations under this Sublease, Sublandlord agrees to pay to Subtenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Sublandlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Subtenant, or an involuntary petition is filed against Subtenant by any of Subtenant’s creditors, under the Federal Bankruptcy Code, then Sublandlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

(e) If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Section 8, Subtenant shall, within ten (10) Business Days thereafter, provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Section 8), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 8, and if Subtenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Sublease, the same shall constitute an incurable Event of Default by Subtenant. Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(f) If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Sublandlord that it shall not renew the Letter of Credit, Sublandlord shall accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Sublandlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this Section 8 is not timely received, Sublandlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Sublandlord, to be held by Sublandlord as a cash security deposit, refundable within 30 days following expiration of the Sublease provided Subtenant performs all of its obligations through the Sublease Expiration Date.

(g) Notwithstanding the foregoing, Sublandlord shall be entitled to receive from Subtenant all reasonable attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section 8.

(h) Sublandlord and Subtenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Applicable Laws applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (the “Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of all Applicable Laws, now or hereafter in effect, which (i) establish the time frame by which Sublandlord must refund a security deposit under a lease, and/or (ii) provide that Sublandlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Subleased Premises, it being agreed that Sublandlord may, in addition, claim those sums specified above in this Section 8 and/or those sums reasonably necessary to compensate Sublandlord for any loss or damage caused by Subtenant’s breach of this Sublease or the acts or omission of Subtenant or any other Subtenant Entities, including any damages Sublandlord suffers following termination of this Sublease.

(i) Notwithstanding anything to the contrary contained in this Sublease, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the Federal Deposit Insurance Corporation or is closed for any reason, Subtenant must immediately provide a substitute Letter of Credit that satisfies the requirements of this Sublease hereby from a financial institution acceptable to Sublandlord, in Sublandlord’s reasonable discretion.

9. Sublandlord FF&E. In connection with this Sublease, Sublandlord hereby licenses to Subtenant the furniture, fixtures, and equipment and similar property located in the Subleased Premises as more particularly described in Exhibit C attached hereto (collectively, the “Sublandlord FF&E”). Subtenant agrees to maintain, or cause to be maintained, the Sublandlord FF&E in good condition and repair throughout the Term, subject to reasonable wear and tear. Subtenant shall return the Sublandlord FF&E to Sublandlord immediately after the termination or expiration of this Sublease. On or before the Sublease Expiration Date, by giving written notice to Subtenant not later than ninety (90) days prior the Sublease Expiration Date, Sublandlord, in its sole discretion, may elect to sell to Subtenant all or any portion of the Sublandlord FF&E at a price to be negotiated in good faith by the parties hereto. Any furniture, fixtures, and equipment and similar property, including, without limitation, the Subtenant Improvements and FF&E purchased or installed by Subtenant shall be removed from the Subleased Premises on or before the Sublease Expiration Date. Sublandlord shall be responsible for removal of any FF&E not purchased by Subtenant as per the terms of the Master Lease.

10. Parking.

(a) The parking facility adjacent to the Building (the “Parking Facility”) consists of one hundred and thirty-one (131) parking stalls, including six (6) electric vehicle charging stalls, six (6) accessible parking stalls, eleven (11) van pool stalls and one hundred and eight (108) regular stalls. During the Term, Subtenant shall have the exclusive right to use ninety-two (92) regular stalls, three (3) electric vehicle charging stalls, three (3) accessible parking stalls and eight (8) van pool stalls. Subtenant’s allotted parking spaces are indicated on Schedule I attached hereto.

(b) Subtenant’s right to use the parking stalls is conditioned upon Subtenant abiding by all rules and regulations which may be prescribed by Master Landlord and Applicable Laws from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system established by Master Landlord, Subtenant’s cooperation in seeing that Subtenant’s employees, agents, invitees and visitors also comply with such rules and regulations. Subtenant’s use of the Parking Facility shall be at Subtenant’s sole risk and Subtenant acknowledges and agrees that Sublandlord shall have no liability whatsoever for damage to the vehicles of Subtenant, its employees, agents, invitees or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any use of the Parking Facility by Subtenant, its employees, agents, invitees or visitors.

(a) The right to use the Parking Facility hereunder is granted to Subtenant solely for use by Subtenant’s own employees and personnel, agents, invitees and visitors, and such right may not be transferred, assigned, subleased or otherwise alienated by Subtenant without Master Landlord’s and Sublandlord’s prior approval, except to any Permitted Transferee or otherwise in accordance with the terms of the Master Lease and this Sublease, including Section 20 below.

11. Condition of the Subleased Premises and Sublandlord FF&E. Subtenant acknowledges that Subtenant has inspected the Subleased Premises and the FF&E, and hereby accepts the Subleased Premises and the Sublandlord FF&E in their respective existing condition “AS IS,” “WHERE IS” and “WITH ALL FAULTS;” provided that Sublandlord represents and warrants that on the Commencement Date, the Subleased Premises shall be delivered vacant (except for the FF&E) and professionally cleaned, including the removal of all security cameras existing in the Building, except for the security camera located at the interior and exterior of the Warehouse. Sublandlord represents and warrants that to Sublandlord’s actual knowledge, all structural, mechanical, electrical and plumbing systems of the Subleased Premises are in good working order and the Subleased Premises is separately demised from the Premises and is fully code-compliant. Sublandlord disclaims any and all representations and warranties, express or implied, regarding the Subleased Premises and the Sublandlord FF&E, including the warranties of fitness for a particular purpose, merchantability, and all warranties relating to the condition of the Subleased Premises and the Sublandlord FF&E. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for, and that Subtenant has undertaken, investigations, examinations, and inspections of the Subleased Premises and the Sublandlord FF&E and has determined that the Subleased Premises and the Sublandlord FF&E are suitable for Subtenant’s intended use, and agrees that Subtenant shall bear full responsibility for any special requirements in connection with Subtenant’s use of the Subleased Premises and the Sublandlord FF&E for any use other than the use for which the Premises is currently being used and occupied or uses similar to such current use. Sublandlord shall not have any obligation to alter, improve, decorate or otherwise prepare the Subleased Premises or the Sublandlord FF&E except as expressly provided in this Sublease.

12. Utilities and Services.

(a) Subtenant Utilities. Subtenant shall be responsible for the payment of telecommunication, internet and security services for the Subleased Premises (collectively, “Subtenant Utilities”). Subtenant shall contract directly with service providers for the Subtenant Utilities.

(b) Utilities Paid by Sublandlord. Sublandlord shall be responsible for the payment of reasonable use of electricity, gas, water, nightly weekday janitorial services and other utilities and services at the Subleased Premises other than the Subtenant Utilities (collectively, “Sublandlord Utilities”). For the purpose of this paragraph, “reasonable use” shall be usage in proportion to the rentable area of the Subleased Premise vis-à-vis the total rentable area of the Premises. If Subtenant’s use of utilities and services exceeds such “reasonable use” for a typical office tenant, Subtenant shall be responsible for the costs of the utilities and services in excess of the “reasonable use”.

(c) Sublandlord Not a Service Provider. Sublandlord shall use commercially reasonable efforts to cause the Sublandlord Utilities to be provided for the Subleased Premises. If service for any Sublandlord Utility is interrupted, Sublandlord shall use commercially reasonable efforts to restore such utilities as soon as possible and/or enforce Sublandlord’s rights against Master Landlord under the Master Lease for the benefit of Subtenant upon Subtenant’s written request therefore to the extent any failure in utilities services is attributable to the acts or omissions of Master Landlord, or if Sublandlord is the named party on such account, the acts or omissions of Sublandlord. Subtenant acknowledges that Sublandlord is not a service provider with respect to the Sublandlord Utilities. The failure of any service provider with respect to any Sublandlord Utility and Master Landlord to supply services or utilities or to perform its obligations under the Master Lease shall not be deemed a default by Sublandlord under this Sublease and shall confer no rights or remedies upon Subtenant against Sublandlord. Furthermore, if Sublandlord uses commercially reasonable efforts to cause the Sublandlord Utilities to be provided for the Subleased Premises, Sublandlord shall not be liable under any circumstances for loss of property or for injury to, or interfere with Subtenant’s business, including without limitation, loss of profits, however occurring through or in connection with or incidental to any failure to cause any Sublandlord Utility to be provided for the Subleased Promises.

(d) Project Services. At Subtenant’s request, Sublandlord shall use commercially reasonable efforts to cause Master Landlord to furnish to the Subleased Premises services that are provided directly by Master Landlord under the Master Lease on an as-needed basis and to enforce Sublandlord’s rights against Master Landlord under the Master Lease for the benefit of Subtenant upon Subtenant’s written request therefore (and to (i) forward to Master Landlord any notices or requests for consent as Subtenant may reasonably request and upon Subtenant’s request, (ii) make demands upon Master Landlord to fulfill its obligations under the Master Lease for the benefit of Subtenant and (iii) deliver to Subtenant responses from Master Landlord, in each case, within two (2) business days from receipt thereof). Subtenant shall pay to Sublandlord as Additional Rent all such amounts billed to Sublandlord by Master Landlord on account of such services. Master Landlord’s bills to Sublandlord for such services shall be conclusive and Sublandlord shall have no obligation to contest any such bills except to the extent of Sublandlord’s rights to contest pursuant to the Master Lease, which are hereby granted to Subtenant.

(e) Interruption in Utilities. Sublandlord shall not be liable for damages or otherwise for failure or interruption of any services or utilities or unavailability of access to the Subleased Premised, the Building or the Project, nor shall the same be construed either as an eviction of Subtenant, or result in any abatement of Rent when such failure is caused by acts of God, terrorism, strikes, pandemic (including the global Coronavirus “COVID-19” pandemic), lack of materials, governmental restrictions and closures, war, casualty or other similar causes beyond Sublandlord’s or Master Landlord’s reasonable control (collectively, “Force Majeure Events”); provided, however, that if Rent abates under the Master Lease for the Subleased Premises as a result of any such failure, interruption or unavailability, Rent hereunder for the Subleased Premises shall similarly abate to the same extent as the Master Lease.

13. Signage. Subject to the Master Lease and Master Landlord’s prior written approval, and provided all signs are in keeping with the quality, design and style of the Building and Project, Subtenant, at its sole cost and expense, may install identification signage with Subtenant’s logo on top of the Building. If Subtenant desires to install its signage, Sublandlord shall remove its building-top signage and street-front monument signage at Sublandlord’s sole expense. Such signage shall be subject to Subtenant’s obtaining all required governmental approvals, and shall be maintained by Subtenant at its expense in a legal, safe condition and appearance. Upon the expiration or earlier termination of this Sublease, Subtenant shall remove all of its signs at Subtenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Subtenant’s signage shall be subject to the prior written approval of Master Landlord, and shall be consistent and compatible with the quality and nature of the Building and the Project. Subtenant hereby acknowledges that, notwithstanding Master Landlord’s approval of Subtenant’s signage, Sublandlord has made no representation or warranty to Subtenant with respect to the probability of obtaining all necessary governmental approvals and permits for Subtenant’s signage. In the event Subtenant does not receive the necessary governmental approvals and permits for Subtenant’s signage, Subtenant’s and Sublandlord’s rights and obligations under the remaining terms of this Sublease shall be unaffected.

14. Master Lease.

(a) This Sublease is expressly subject and subordinate to all of the terms and conditions of the Master Lease, including all exhibits and amendments thereto, as well as all rules and regulations issued from time to time by Master Landlord. Subtenant agrees to observe and perform all of the terms, conditions, covenants and obligations imposed upon Sublandlord as “Tenant” under the Master Lease to the extent applicable to the Subleased Premises (other than those set forth in Sections 5, 7.1, 8.1, 8.2, 11 and 22 and Exhibit D, Exhibit E and Exhibit F of the Master Lease) with respect to the Subleased Premises. Without limiting the generality of the forgoing, for the avoidance of any doubt, Subtenant shall comply with the requirements for tenant insurance provided under Section 9 of the Master Lease. Sublandlord shall have all rights, privileges, options, reservations and remedies with respect to this Sublease, the Subleased Premises, and Subtenant to the same extent granted or allowed to or held by Master Landlord under the Master Lease with respect to the Master Lease, the Premises and the Sublandlord. If any provision of this Sublease conflicts with the provisions of the Master Lease, this Sublease shall govern as between Sublandlord and Subtenant. Without limiting the generality of the foregoing, Subtenant shall have no rights under this Sublease with respect to the matters set forth in Sections 2, 3 and 27 and Exhibits D and E of the Master Lease.

(b) Sublandlord shall not be liable to Subtenant for any default by Master Landlord under the Master Lease; provided, however, that Sublandlord shall take all commercially reasonable actions against Master Landlord to enforce the provisions of the Master Lease with respect to the Subleased Premises to the extent of Sublandlord’s rights under the Master Lease, make demand upon Master Landlord to fulfill its obligations under the Master Lease for the benefit of Subtenant. If for any reason the Master Lease is terminated by Master Landlord prior to the expiration of the Term, this Sublease shall likewise terminate simultaneously and Subtenant shall have no right or cause of action against Master Landlord or Sublandlord by reason of such termination except to the extent such termination results from a default or breach by Sublandlord of its obligations as tenant under the Master Lease or a breach of Sublandlord’s obligations under this Sublease.

(c) Subtenant agrees not to do or commit any act which would constitute an “Event of Default” as defined in the Master Lease and agrees to indemnify, defend and save any Indemnified Party harmless from and against any and all liability, loss, cost, damage or expense, including reasonable attorneys’ fees, arising out of or in connection with any act or failure to act by Subtenant which constitutes an Event of Default under the Master Lease. Sublandlord covenants and agrees that it will not terminate the Master Lease during the Term of the Sublease, except to the extent of its rights in connection with a condemnation or casualty, in accordance with the Master Lease. Subtenant shall not be bound by any amendment or modification of the Master Lease after the Effective Date that would have an adverse effect on Subtenant’s interest in the Subleased Premises provided under this Sublease. Sublandlord further covenants and agrees to pay Master Landlord all Rent (as defined under the Master Lease) and other charges as they become due and payable by Sublandlord pursuant to the Master Lease, as and when such amounts become due and payable thereunder. If this Sublease terminates prior the Expiration Date, Sublandlord shall promptly refund to Subtenant all rent paid by Subtenant applicable to the period of time after such termination date.

(d) Sublandlord hereby represents and warrants to Subtenant that, to Sublandlord’s knowledge, the Master Lease is in full force and effect, and that to Sublandlord’s knowledge neither Master Landlord nor Sublandlord is in default thereunder as of the date hereof, and that to Sublandlord’s knowledge no event has occurred which, with notice, the passage of time or both, would constitute a default by Sublandlord or Master Landlord thereunder.

(e) Subject to Sublandlord’s obligations to take commercially reasonable efforts to compel such performance as expressly provided herein, (i) Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Master Landlord under the Master Lease and (ii) Subtenant recognizes that the Sublandlord is not in a position to render any of the services or to perform any of the obligations of Master Landlord as set forth in the Master Lease. No breach or default on the part of Master Landlord under the Master Lease shall constitute a default or breach on the part of the Sublandlord under this Sublease, an actual or constructive total or partial eviction of the Subtenant or entitle Subtenant to a reduction or abatement of Rent hereunder except to the extent Sublandlord is entitled and actually receives a reduction or abatement of Rent (as defined under the Master Lease) under the Master Lease.

(f) Subtenant shall not do or cause to be done, or suffer or permit anything to be done, including without limitation, on or about the Project, Subleased Premises, or the Building which would cause Master Lease, or the rights of the Sublandlord, as tenant under the Master Lease, to be cancelled or terminated or which would cause Sublandlord to be in default thereunder.

(g) Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublandlord shall not be required to provide any of the indemnifications to Subtenant that Master Landlord has agreed to provide in the Master Lease, whether or not specified in the Master Lease, or required by law, and “Sublandlord and Master Landlord” shall be substituted for “Landlord” in the Master Lease in the case of all indemnification obligations of Subtenant incorporated by reference.

(h) Subtenant agrees to promptly deliver to the Sublandlord copies of any and all notices or other correspondence received by Subtenant from Master Landlord and further agrees to deliver same as expeditiously as possible following receipt thereof, to ensure that Sublandlord will have sufficient time to respond to any such notices or other correspondence from Master Landlord within the time periods set forth in the Master Lease.

(i) Sublandlord agrees to promptly (within five (5) calendar Days) deliver to Subtenant copies of any and all default notices or other correspondence received by Sublandlord from the Master Landlord that affect Subtenant’s rights under this Sublease in any manner and further agrees to deliver same as expeditiously as possible following receipt thereof, to ensure that Subtenant will have sufficient time to respond to any such notices or other correspondence from Master Landlord within the time periods set forth in the Master Lease.

15. Alterations.

(a) Restriction on Alterations. Subtenant shall make no alteration, decoration, addition, repair or improvement to the Subleased Premises (collectively, “Alterations”), without the prior written consent of both Sublandlord, which shall not be unreasonably withheld (except with respect to Permitted Alterations subject to the requirements set forth in Section 12.1 of the Master Lease), and Master Landlord (if required under the Master Lease for any Alterations by Sublandlord). Notwithstanding the foregoing, Sublandlord hereby approves of Subtenant performing the following Alterations: paint walls in signature green color and install wall hangings and secured entry card system to the extent permitted under the Master Lease. Subtenant shall not install and make part of the Subleased Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages other than trade fixtures, furniture and equipment. Alterations shall not include the installation and removal of movable furniture, equipment, and other personal property, as well as any proposed floor plans for the Subleased Premises. Subtenant shall reimburse Sublandlord for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection with the review of proposed Alterations, including the plans with respect thereto.

(b) Removal and Surrender of Alterations.

(i) All Alterations which are attached to or built into the Subleased Premises by Subtenant shall, at the end of the Term, become the property of Sublandlord, without payment therefor by Sublandlord, immediately upon their completion, and shall be surrendered with the Subleased Premises; provided, however, that any moveable furniture, equipment and other personal property of Subtenant installed by Subtenant and used in the conduct of Subtenant’s trade or business (rather than to service the Subleased Premises, the Building or the Project generally) shall remain Subtenant’s Property and shall be removed, at Subtenant’s cost and expense, prior to the Sublease Expiration Date; but further provided that if any leasehold improvements made by Subtenant replaced any part of the Subleased Premises, such leasehold improvements shall be and remain Sublandlord’s property; and further provided, that if Master Landlord directs the removal of any Alterations installed by Subtenant in accordance with the Master Lease, Subtenant, at its cost and expense, shall remove such Alterations, in accordance with the requirements and deadlines set forth in the Master Landlord. Subtenant shall repair any unreasonable damage to the Subleased Premises and any other part of the Project caused by such removal, at Subtenant’s sole expense, and to the reasonable satisfaction of Sublandlord. After the Sublease Expiration Date, Sublandlord shall be solely responsible for removal of any alterations or improvements performed to the Subleased Premises prior to the Sublease Commencement Date, and shall indemnify and hold Subtenant harmless from and against any such costs, claims, losses and/or damages (including reasonable attorneys’ fees). Subtenant shall reasonably cooperate with Sublandlord to the extent Sublandlord is required to timely remove such Alterations pursuant to the Master Lease. Sublandlord represents and warrants that the only Alterations required to be removed under the Master Lease are set forth on Schedule II attached hereto. Removal of all furniture, trade fixtures, and moveable equipment, including but not limited to any personal property, and personal items shall be the responsibility of Subtenant.

16. Maintenance and Repairs.

a. Subtenant shall, at Subtenant’s sole expense, keep the Subleased Premises and every part thereof clean and in the same condition and repair, other than reasonable wear and tear, as it was on the Sublease Commencement Date, and in the manner required under the Master Lease except: (a) for Master Landlord’s obligations specifically set forth in the Master Lease and (b) that, provided Subtenant maintains a regularly scheduled preventative maintenance/service contract for the HVAC units serving the Subleased Premises as required under Section 11.2 of the Master Lease, Subtenant shall not be responsible for paying for any repairs, maintenance or replacement (including any amortized costs passed through under Section 11.4 of the Master Lease) of the Premises, including the HVAC units or the Roof (as defined in Section 11.4 of the Master Lease) in excess of an aggregate amount equal to $10,000.00 per calendar year.

b. Self-Help for HVAC Unit Repairs. The parties agree that, Sublandlord and Subtenant, solely in connection with the need to repair the HVAC units, in the event Sublandlord’s response to a repair notice is delayed for more than ten (10) business days, and/or Sublandlord fails to complete such repair to the HVAC units within thirty (30) days from delivery of Subtenant’s repair notice, Subtenant shall have the right to perform repairs to the HVAC units so long as Subtenant observes and performs requirements imposed upon Sublandlord as “Tenant” under Section 11.1 of the Master Lease. In the event Subtenant exercises said right of self-help pursuant hereto, Subtenant’s actual out of pocket costs and expenses incurred with respect thereto (the “Self-Help Expenses”) shall be paid for by Sublandlord within thirty (30) days following receipt by Sublandlord of a detailed invoice from Subtenant. If Sublandlord fails to reimburse Subtenant within thirty (30) days, then Subtenant shall be entitled to deduct the Self-Help Expenses against the ensuing installments of Base Rent and Additional Rent under this Sublease until Subtenant is fully reimbursed.

17. Damage or Destruction. If the Subleased Premises or access thereto shall be damaged by fire or other casualty and Master Landlord or Sublandlord elects to terminate the

Master Lease as a result thereof, this Sublease shall terminate and the fixed monthly basic rent shall be apportioned as of the termination date. In addition, both parties shall have the right to terminate this Sublease: (i) by giving written notice (which notice shall include the effective date of such termination, which date shall not be earlier than the thirtieth (30th) day after such notice is given) to the other within sixty (60) days after receipt of Master Landlord’s estimate of the restoration period if the period of restoration will exceed, in Master Landlord’s architect’s or contractor’s opinion, two hundred seventy (270) days from the date of the casualty.

If this Sublease is not terminated pursuant to the preceding paragraph and Master Landlord is obligated to or elects to restore the damage from a casualty, then such restoration shall be to substantially the condition that existed prior to the casualty except for modifications required by applicable law and/or modifications to the Common Facilities deemed desirable by Master Landlord. Neither Sublandlord nor Master Landlord shall be required to repair or replace any of Subtenant’s Property or any leasehold improvements not existing in the Subleased Premises as of the date of this Sublease. Subtenant shall at its expense, promptly restore Subtenant’s Property and any improvements in the Subleased Premises which neither Master Landlord nor Sublandlord are obligated to restore, following restoration of the Subleased Premises to the stage that Subtenant is permitted access to the Subleased Premises to commence such restoration.

Neither Sublandlord nor Master Landlord shall be liable for any inconvenience or annoyance to Subtenant or its visitors, or injury to Subtenant’s business resulting in any way from such damage or the repair thereof, except that Sublandlord shall allow Subtenant a proportionate abatement of all Rent and other charges during the time and to the extent the Subleased Premises are unfit for occupancy by Subtenant as a result such casualty; provide that if such a material portion of the Subleased Premises are unfit for occupancy such that Subtenant cannot reasonably operate therefrom, all Rent and other charges shall abate in full. Notwithstanding the forgoing, the amount of abatement of Rent and other charges provided under this Section 17 shall not exceed the amount of abatement of Rent (as defined under the Master Lease) Sublandlord shall have actually received under the Master Lease with respect to the Subleased Premises.

18. Eminent Domain. As per Master Lease.

19. Right of First Refusal.

(a) If at any time during the Term, on an ongoing and recurring basis, Sublandlord intends to sublet the warehouse portion of the Premises as depicted on Exhibit B attached hereto (the “Warehouse”), then prior to entering into any sublease by Sublandlord with respect to the Warehouse, Sublandlord shall give written notice of such intent to Subtenant (a “ROFR Notice”).

(b) Upon Subtenant’s receipt of the ROFR Notice, Subtenant shall have the right to enter into a sublease with respect to the Warehouse, at the then current monthly base rent rate and on same terms of this Sublease, within (10) Business Days (the “ROFR Option Period”) following receipt of the related ROFR Notice by Subtenant. If Subtenant does not enter into such sublease with Sublandlord within the ROFR Option Period, then Sublandlord shall be free to entering into a sublease with a third party with respect to the Warehouse; provided that if Sublandlord does not enter into a sublease or assignment with a third party with respect to the Warehouse within ninety (90) days following Subtenant’s rejection of the ROFR, then the terms of this Paragraph 18 shall be deemed to automatically renew, and Sublandlord shall comply with all requirements hereunder in connection with any potential transfer of the Warehouse.

20. Assignment and Subletting.

(a) The terms and provisions of Sections 15.1, 15.2, 15.3, 15.4, 15.6, 15.7, 15.8 of the Master Lease (the “Assignment and Subletting Provisions”) shall apply to any Transfer (as defined in the Master Lease) of the Subleased Premises or any portion thereof. Subtenant agrees to observe and perform all of the terms, conditions, covenants and obligations imposed upon Sublandlord as “Tenant” under the Assignment and Subletting Provisions. Sublandlord shall have all rights, privileges, options, reservations and remedies with respect to any Transfer of the Subleased Premises or any portion thereof to the same extent granted to or held by Master Landlord under the Assignment and Subletting Provisions. Subtenant shall have all rights to enter into an Affiliate Transfer, as tenant, under the Master Lease, not subject to the consent of Sublandlord or Master Landlord, but subject to all terms and conditions under Article 15.8 of the Master Lease.

(b) No Assignment or Sublease shall relieve Subtenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Subtenant hereunder. The acceptance of Rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any Assignment or Sublease. Consent to one Assignment or Sublease shall not be deemed to constitute consent to any subsequent Assignment or Sublease.

(c) Subtenant shall reimburse Sublandlord for Sublandlord’s reasonable costs and attorneys’ fees incurred in connection with the processing and documentation of any requested Assignment or Sublease whether or not Sublandlord consents to it or the same is finally consummated.

(d) With respected to any Assignment or subletting permitted under the Master Lease and this Sublease, Sublandlord shall be entitled to receive from Subtenant a net amount (after deduction of the payments required to be made under the Master Lease and costs and expenses (including attorneys’ fees) incurred, in each case by Sublandlord in connection with such Assignment or subletting) fifty percent (50%) of the rents or other considerations paid by Subtenant’s assignee or sub-lessee in excess of the amounts payable by Subtenant to Sublandlord hereunder (the “Transfer Premium”). The Transfer Premium shall be reduced by reasonable brokerage commissions, subtenant improvements, legal fees, marketing expenses and downtime and any other costs directly related to the subletting and/or Assignment of all or any portion of the Subleased Premises.

21. Sublandlord’s Right of Entry. Sublandlord, Master Landlord and their agents shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Subtenant as reasonably practicable, to enter the Subleased Premises for the following purposes: (a) inspecting the physical condition of the Subleased Premises; and (h) performing all obligations of Sublandlord under this Sublease and/or of Master Landlord under the Master Lease, as the case may be. Except for emergencies and for the furnishing of janitorial services, Sublandlord will give Subtenant reasonable notice, but not less than forty-eight (48) hours’ notice, (which may be oral) prior to any entry, and Subtenant shall have the right to have one of its employees accompany Sublandlord or its agent or representative, as the case may be. No such entry shall be construed under any circumstances as a forcible or unlawful entry into the Subleased Premises, or an eviction of Subtenant. Subtenant hereby waives any claim against Sublandlord and Master Landlord or their agents or representatives for damages for any injury or inconvenience to or interference with, Subtenant’s business or quiet enjoyment of the Subleased Premises, with the exception of any physical damage to the Subleased Premises or Subtenant’s Property or personal injury caused to any of Subtenant’s employees or visitors resulting from such entry.

22. Indemnification and Waiver.

(a) Indemnity by Subtenant. Except to the extent directly caused by the gross negligence or willful misconduct of Sublandlord, Subtenant shall indemnify, protect, defend and hold harmless each Sublandlord Indemnified Party from and against any and all claims, suits, demands, liability, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Indemnified Claims”), arising from or in connection with Subtenant’s (including its employees, agents, contractors and invitees) use or alteration of the Subleased Premises, from any activity performed or authorized by Subtenant in or about the Subleased Premises, the Building or any part of the Project during the Term, from any acts or omissions which cause a breach or default under the Master Lease or this Sublease (including without limitation, any acts or omissions which cause Sublandlord to be in holdover under the Master Lease); or arising from any other negligence or willful misconduct of Subtenant or any of its employees, agents, contractors, licensees or invitees. If any action or proceeding is brought against any of the Sublandlord Indemnified Parties in connection with any Indemnified Claims, Subtenant, upon notice from Sublandlord, shall defend the same at Subtenant’s expense with counsel approved by Sublandlord, which approval shall not be unreasonably withheld. Subtenant’s indemnity obligation as aforesaid shall not be limited or affected by the provisions of any worker’s compensation acts, disability benefits acts or other employee benefits acts or similar acts or statutes. Subtenant’s obligations under this Subparagraph shall survive the expiration or earlier termination of this Sublease.

(b) Waiver. As a material part of the consideration to Sublandlord for entering into this Sublease, Subtenant hereby assumes all risk of and releases, discharges and holds harmless Sublandlord from and against any and all liability to Subtenant for damage to property or injury to persons in, upon or about the Subleased Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Sublandlord. Sublandlord shall not be liable to Subtenant for any injury to any person in or about the Subleased Premises or damage to the Subleased Premises or for any loss, damage or injury to any property of Subtenant therein or by any malfunction of any utility or other equipment, installation or system, or by the rupture, leakage or overflow of any plumbing or other pipes, including without limitation, water, steam and refrigeration lines, sprinklers, tanks, drains, drinking fountains or similar cause in, about or upon the Subleased Premises, the Building or any other portion of the Project unless such loss, damage or injury is caused by the negligence or willful misconduct of Sublandlord.

(c) Subject to the waiver of subrogation provisions set forth in the Master Lease, as incorporated herein by reference, Sublandlord agrees to protect, defend, indemnify and hold Subtenant harmless from all claims, losses, damages, liabilities and expenses which Subtenant may incur, or for which Subtenant may be liable to Master Landlord, arising solely from (a) a default by Sublandlord under the Master Lease or this Sublease (other than if such default is caused by a Default by Subtenant under this Sublease), (b) the gross negligence or intentional misconducts of Sublandlord, its employees, agents, and (c) any claim for any injury to or death of any person or damage to property arising out of, pertaining to, or resulting from the gross negligence or intentional misconducts of Sublandlord, its agents or employees arising from the use or occupancy of the (i) Subleased Premises and occurring prior to the Sublease Commencement Date, and (ii) the remainder of the Premises (other than Subleased Premises) prior to the Sublease Commencement Date and throughout the Sublease Term. Sublandlord’s obligations to protect, defend, indemnify and hold harmless Subtenant hereunder are in no way conditioned upon Subtenant being free of negligence or wrongful conduct in connection therewith; provided, however, that Sublandlord shall not be required to indemnify or hold Subtenant harmless to the extent it is established that Subtenant’s negligence or willful misconduct is the cause of any claim, demand, action, liability, expenses, loss or damage. If any action or proceeding is brought against Subtenant in connection with any claims for which Sublandlord hereby indemnifies Subtenant, Sublandlord, upon notice from Subtenant, shall defend the same at Sublandlord’s expense with counsel approved by Subtenant, which approval shall not be unreasonably withheld. Sublandlord’s indemnity obligation as aforesaid shall not be limited or affected by the provisions of any worker’s compensation acts, disability benefits acts or other employee benefits acts or similar acts or statutes. Sublandlord’s obligations under this Subparagraph shall survive the expiration or earlier termination of this Sublease.

23. Surrender of Subleased Premises and Removal of Property.

(a) Surrender of Subleased Premises and Sublandlord FF&E. Upon the expiration of the Term or upon any earlier termination hereof, Subtenant shall quit and surrender possession of the Subleased Premises and Sublandlord FF&E to Sublandlord in as good order and condition as the Subleased Premises and Sublandlord FF&E are on the Sublease Commencement Date subject to reasonable wear and tear. Subtenant shall, without expense to Sublandlord, remove from the Subleased Premises all of Subtenant’s property, and if requested by Sublandlord, all Subtenant Improvements and FF&E, and Subtenant shall repair all damage to the Premises (including, without limitation, the Subleased Premises), the Building and/or the Project resulting from such removal. Except to the extent Subtenant purchases any of the Sublandlord FF&E from Sublandlord, Sublandlord shall be solely responsible for removal of the Sublandlord FF&E.

(b) Disposal of Property. Upon the expiration (or sooner termination) of the Term, if any of Subtenant’s property is not removed by Subtenant upon the expiration of the Term of this Sublease, or within ten (10) days after a termination by reason of Subtenant’s default, Subtenant’s Property shall be considered abandoned and Sublandlord may remove it and dispose of it in any manner or store it in a public warehouse or elsewhere for the account of, and at the expense and risk of, Subtenant. After thirty (30) days, Sublandlord may sell any or all of such property at public or private sale, in such manner and at such places as Sublandlord, in its sole discretion, may deem proper, without notice to or demand upon Subtenant. Sublandlord shall apply the proceeds of such sale, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then thereafter be due to Sublandlord from Subtenant under any of the terms of this Sublease; and fourth, the balance, if any, to Subtenant.

24. Holding Over. If Subtenant holds over after the expiration of the Term, such tenancy shall be from month-to-month only, and not a renewal or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Subtenant shall pay as fixed monthly rent during any holding over period, an amount equal to the greater of (a) one hundred fifty (150%) of the monthly Base Rent in effect immediately prior to the expiration or earlier termination of this Sublease for each month (or portion thereof) that such failure(s) continue(s), and (b) the holdover rent and other charges Sublandlord is required to pay to Master Landlord under the Master Lease due to Subtenant’s Holding Over, which shall be paid in satisfaction of such holdover rent, and not in addition; further, provided, however, that nothing in this Section 23 shall be construed as a consent by Sublandlord to any holding over by Subtenant and Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Subtenant and/or collect damages in connection with such holding over. Subtenant acknowledges that if it holds over beyond the Sublease Expiration Date, such hold over may cause Sublandlord to be in default under the Master Lease, and accordingly, Subtenant shall defend and indemnify Sublandlord for all costs, expenses, claims, suits and legal proceedings suffered by Sublandlord as a result of Subtenant’s holding over, including further, without limitation, all claims for direct, indirect, punitive and consequential damages. Notwithstanding anything to the contrary stated herein, to the extent Subtenant is unable to surrender possession of the Subleased Premises upon expiration of the Term due to Force Majeure Events, Subtenant shall not be deemed to be in holdover, and the terms of this Paragraph 24 shall not apply, provided however, Subtenant shall indemnify Sublandlord for any Sublandlord’s damage resulting from Subtenant’s failure to surrender possession of the Subleased Premises.

25. Defaults and Remedies.

(a) Defaults by Subtenant. The occurrence of any of the following shall constitute a material default and breach of this Sublease by Subtenant (each, an “Event of Default”):

(i) If Subtenant fails to pay the Rent or make any other payment required to be made by Subtenant under this Sublease as and when due and such failure continues for five (5) days after written notice thereof by Sublandlord to Subtenant; provided, however, that said written notice shall not be required with respect to the third or subsequent failure by Subtenant to timely pay any such Rent in any twelve (12) consecutive month period;

(ii) If Subtenant enters into any Assignment or Sublease in violation of the terms of this Sublease;

(iii) If Subtenant fails to observe or perform any other provisions of this Sublease to be observed or performed by Subtenant, and such failure continues for fifteen (15) days after written notice thereof by Sublandlord to Subtenant; provided, however, that if the nature of such failure is such that it cannot reasonably be cured within such 15-day period, Subtenant shall not be deemed to be in default if Subtenant shall within such period commence such cure and thereafter diligently prosecute the same to completion, but in no event shall such cure period exceed thirty (30) days; provided, however, that if Subtenant defaults in the performance of the same covenant or agreement more than two (2) times during the Term, then notwithstanding that such defaults have each been cured by Subtenant, any further defaults shall be deemed an Event of Default without the ability to cure; and/or

(iv) If any action is taken by or against Subtenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Subtenant (unless, in the case of a petition filed against Subtenant, the same is dismissed within sixty (60) days); if Subtenant makes any general assignment for the benefit of creditors; if a trustee or receiver is appointed to take possession of all or any portion of Subtenant’s assets located at the Subleased Premises or of Subtenant’s interest in this Sublease, where possession is not restored to Subtenant within sixty (60) days; or if all or any portion of Subtenant’s assets located at the Subleased Premises or of Subtenant’s interest in this Sublease is attached, executed upon, or otherwise judicially seized and such seizure is not discharged within sixty (60) days.

(b) Sublandlord’s Remedies. If there shall occur an Event of Default, Sublandlord shall have and may exercise all remedies available to Master Landlord under the Master Lease and all remedies provided under this Sublease or otherwise available to Sublandlord at law or in equity or under any statute or ordinance. Without limitation of the foregoing, Sublandlord may at its option:

(i) Termination. In the event of the occurrence of any Event of Default beyond any applicable notice and cure period set forth in Section 7(a) above, Sublandlord shall have the right to give a written termination notice to Subtenant, and on the date specified in such notice, Subtenant’s right to possession shall terminate, and this Sublease shall terminate unless on or before such date all Rent and other charges in arrears and all costs and expenses incurred by or on behalf of Sublandlord hereunder shall have been paid by Subtenant and all other Events of

Default of this Sublease by Subtenant at the time existing shall have been fully remedied to the satisfaction of Sublandlord. At any time after such termination, Sublandlord may recover possession of the Subleased Premises or any part thereof and expel and remove therefrom Subtenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Sublandlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Subleased Premises without prejudice to any of the remedies that Sublandlord may have under this Sublease, or at law or equity by any reason of Subtenant’s default or of such termination. Sublandlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Sublandlord by or on behalf of Subtenant of keys, entry codes, or other means to bypass security at the Subleased Premises shall not terminate this Sublease.

(ii) Continuation After Default. Even though an Event of Default may have occurred, this Sublease shall continue in effect for so long as Sublandlord does not terminate Subtenant’s right to possession under Section 25(b)(i) hereof. Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (“Sublandlord may continue this Sublease in effect after Subtenant’s breach and abandonment and recover Rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Sublandlord does not elect to terminate this Sublease on account of any event of default by Subtenant, Sublandlord may enforce all of Sublandlord’s rights and remedies under this Sublease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Subleased Premises or the appointment of a receiver under application of Sublandlord to protect Sublandlord’s interest under this Sublease or other entry by Sublandlord upon the Subleased Premises shall not constitute an election to terminate Subtenant’s right to possession.

(iii) Damages After Default. Should Sublandlord terminate this Sublease pursuant to the provisions of Section 25(b)(i) hereof, Sublandlord shall have the rights and remedies of a Sublandlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Sublandlord may be entitled under applicable law or at equity, Sublandlord shall be entitled to recover from Subtenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Subtenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Subtenant proves could be reasonably avoided; and (4) any other amount and court costs necessary to compensate Sublandlord for all detriment proximately caused by Subtenant’s failure to perform Subtenant’s obligations under this Sublease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in (1) and (2) above shall be computed at the Default Rate (as defined below). The “worth at the time of award” as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Sublease provides for any periods during the Term during which Subtenant is not required to pay Rent or if Subtenant otherwise receives a Rent concession or abatement, then upon the occurrence of an Event of Default beyond any applicable notice and cure periods, Subtenant shall owe to Sublandlord the unamortized amount of such Rent or value of such Rent concession or abatement (i.e. based upon the amortization of such amount in equal monthly amounts during the period commencing on date on which such abatement or concession commences and ending on the Expiration Date), plus interest at the Applicable Interest Rate, calculated from the date that such Rent or Rent concession or abatement would have been payable.

(iv) Recovery of Possession; Reletting. Whether or not this Sublease has been terminated as herein provided, re-enter and repossess the Subleased Premises or any part thereof by summary proceedings, ejectment or other judicial process, and Sublandlord shall have the right to remove all persons and property therefrom. Sublandlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Subleased Premises by Sublandlord shall be construed as an election on Sublandlord’s part to terminate this Sublease or to accept a surrender thereof unless a written notice of such intention he given to Subtenant or unless the termination of this Sublease be decreed by a court of competent jurisdiction. Sublandlord shall use commercially reasonable efforts to mitigate damages; provided, however, that Sublandlord shall not be required to accept any subtenant offered by Subtenant or observe any instruction given by Subtenant about such reletting. For the purpose of such reletting, Sublandlord may decorate or make repairs, changes, alterations or additions in or to the Subleased Premises or any part thereof to the extent deemed by Sublandlord desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Subtenant as Rent hereunder, as well as any reasonable brokerage and legal fees expended by Sublandlord. Sublandlord reserves the right to terminate this Sublease at any time after taking possession of the Subleased Premises as aforesaid. Neither termination nor repossession and reletting shall relieve Subtenant of its obligations hereunder, all of which shall survive such termination, repossession or reletting. Subtenant agrees that Sublandlord may file suit to recover any sums falling due under the terms of this Paragraph from time to time and that no suit or recovery of any portion due Sublandlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Sublandlord; and/or

(c) Attorneys’ Fees: Sublandlord may include as an item of Rent its reasonable attorneys’ fees and costs in enforcing its rights hereunder.

(d) In the event that Sublandlord receives a notice of default from Master Landlord under the Master Lease as a result of Sublandlord’s act or omission, or if Sublandlord fails to perform its obligations hereunder (including with respect to its obligation to timely pay all Sublandlord Utilities), if Sublandlord is unable or unwilling to so cure such default, Sublandlord shall deliver such notice to Subtenant, who, promptly upon Subtenant’s receipt of such notice, shall have the right, but not the obligation, to so cure such default and offset any related costs under this Sublease; provided, however, that any such actions to cure shall comply in all respects with the terms and obligations of Sublandlord as tenant under the Master Lease.

(e) Waivers by Subtenant. In the event of a termination of this Sublease as a result of an Event of Default, Subtenant hereby waives all right to recover or regain possession of the Subleased Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, and without limitation of or by the foregoing, Subtenant waives all right to reinstate or redeem this Sublease notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect, and Subtenant waives all right to any second or further trial in summary proceedings, ejectment or in any other action provided by any statute or decision now or hereafter in force or effect.

(f) Right of Sublandlord to Injunction; Remedies Cumulative. Upon any actual Event of Default or any Event of Default threatened in writing by Subtenant, Sublandlord shall have the right of injunction to restrain the same. The rights and remedies given to Sublandlord in this Sublease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Sublandlord, shall be deemed to be in exclusion of any of the others.

(g) WAIVER OF JURY TRIAL. SUBLANDLORD AND SUBTENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, ORDINANCE OR OTHERWISE.

26. Covenant Against Liens. Subtenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Subtenant, operation of law or otherwise, to attach to or be placed upon the Project or on Subtenant’s subleasehold hereunder. Subtenant further agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project or any portion thereof, with respect to work or services performed for or materials furnished to Subtenant or the Subleased Premises during the Term. Subtenant agrees to cause any such lien to be released and removed of record within ten (10) days after Subtenant’s receipt of notice of the filing thereof, at Subtenant’s expense.

27. Late Charges; Default Rate. If Subtenant is more than five (5) days late in paying any amount of Rent due under this Sublease, Subtenant shall pay Sublandlord a late charge equal to five percent (5%) of each delinquent amount of Rent and any subsequent delinquent amount of Rent; provided there shall be no late charge due or payable in connection with the first late payment in any 12 month period during the Term. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Sublandlord in processing each delinquent payment of Rent by Subtenant and that such late charge shall be paid to Sublandlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Subtenant under this Sublease. Any payment due from Subtenant to Sublandlord shall bear interest from the date due until paid, at an annual rate of the lesser of ten percent (10%) per annum or the maximum interest rate allowed by the Applicable Law (the “Default Rate”). The parties further agree that the payment of late charges and the payment of interest provided for in this paragraph are distinct and separate from one another in that the payment of interest is to compensate Sublandlord for the use of Sublandlord’s money by Subtenant, while the payment of a late charge is to compensate Sublandlord for the additional administrative expense incurred by Sublandlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments.

28. Quiet Enjoyment. So long as no Event of Default shall occur and be continuing, Subtenant shall lawfully and quietly hold, occupy and enjoy the Subleased Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Sublandlord, subject, however, to the terms and conditions of this Sublease and the Master Lease.

29. Brokers. Sublandlord shall pay the commission to Colliers International (the “Listing Agent”) pursuant to a separate agreement and a full marketing commission in the amount of $[__________] to Savills, Inc. (the “Procuring Broker”). Other than the Listing Agent with respect to Sublandlord and the Procuring Broker with respect to Subtenant, Sublandlord and Subtenant each warrants to the other that it has not had any contact or dealings with any real estate broker or other intermediary, which would give rise to the payment of any fee or brokerage commission in connection with this Sublease. Sublandlord and Subtenant shall each indemnify the other from and against any loss, liability or damage (including reasonable counsel fees and costs) with respect to any fee or brokerage commission which may be claimed by any broker, finder or similar party, arising out of any act or omission of the indemnifying party. Each of Subtenant’s and Sublandlord’s respective obligations under this Section 28 shall survive the termination or expiration of this Sublease.

30. General Provisions.

(a) No Waiver. The waiver by either party of any breach of any provision contained in this Sublease, or the failure of either party to insist on strict performance by the other, shall not be deemed to be a waiver of such provision as to any subsequent breach thereof or of any other provision contained in this Sublease. The acceptance of Rent hereunder by Sublandlord shall not be deemed to be a waiver of any breach or default by Subtenant regardless of Sublandlord’s knowledge of such breach or default at the time of acceptance of Rent.

(b) Sublandlord’s Right to Perform. If Subtenant fails to perform any act required to be performed by Subtenant, Sublandlord may, after giving any notice and allowing any grace period required by Section 25 (“Defaults and Remedies”), without obligation, and without waiving or releasing Subtenant from any default or obligations of Subtenant, make any such payment or perform any other act which Subtenant should have performed. All sums so paid by Sublandlord and all reasonable costs incurred by Sublandlord in making such payment or performing such other act or obligation and/or in enforcing this Sublease, including reasonable attorneys’ fees, together with interest thereon at the Default Rate, shall be payable to Sublandlord on demand and Subtenant agrees to pay any such sums, and Sublandlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Subtenant as in the case of default by Subtenant in the payment of Rent.

(c) Terms; Headings. The words “Sublandlord” and “Subtenant” as used herein shall include the plural, as well as the singular. The headings or titles of this Sublease shall have no effect upon the construction or interpretation of any part hereof.

(d) Entire Agreement. This Sublease constitutes the entire and exclusive agreement between Sublandlord and Subtenant with respect to the Subleased Premises. This Sublease may be amended or revoked only by an instrument in writing signed by both Sublandlord and Subtenant. Sublandlord and Subtenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Subleased Premises are merged into and superseded by this instrument.

(e) Successors and Assigns. Subject to the provisions of Section 20 relating to Assignment and Sublease, this Sublease is intended to and does bind the successors and assigns of any and all of the parties hereto.

(f) Notices. All notices, consents, requests, demands and other communications (collectively “notices”) which Sublandlord or Subtenant are required or desire to deliver to the other shall be in writing and shall be sent by certified or registered U.S. mail, return receipt requested, or by a reputable commercial overnight courier service (such as, but not limited to, Federal Express), to the appropriate address indicated below, or at such other place or places as either Sublandlord or Subtenant may, from time to time, designate in a written notice given to the other. Notices shall be deemed sufficiently served or given at the time of receipt or rejection as applicable. Any notice to Subtenant or Sublandlord shall be addressed as follows:

To Sublandlord:	Facility Manager, Davy Zhao

Baidu USA LLC

1195 Bordeaux Dr., Sunnyvale CA 94089

With copy to:	Legal Director, Parker Zhang

Baidu USA LLC_________________________

1195 Bordeaux Dr., Sunnyvale CA 94089

To Subtenant:	JFrog, Inc.

270 East Caribbean Drive

Sunnyvale, CA 94089

Attn: Legal Counsel

With copy to:	Drossman Law, PC

2261 Market Street #454

San Francisco, CA 94114

Attn: Laura A. Drossman

(g) Severability. If any provision of this Sublease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining provisions of this Sublease shall not be affected thereby and each of said provisions shall be valid and enforceable to the fullest extent permitted by Jaw.

(h) Time of Essence. Time is of the essence of this Sublease and each provision hereof in which time of performance is established.

(i) Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the state where the Project is located.

(j) Attorneys’ Fees. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation.

(k) Force Majeure. Neither party shall be liable for any failure to comply or delay in complying with its obligations hereunder (other than the obligation to pay sums of money) if such failure or delay is due to Force Majeure Events. Sublandlord shall not be obliged to settle any strike to avoid a Force Majeure Event from continuing.

(l) Applicable Laws. At its sole cost and expense, Subtenant shall promptly comply with all requirements of Applicable Laws relating to or arising out of the use, occupancy, repair or alteration of the Subleased Premises.

(m) Estoppel Certificates. Subtenant shall, without charge, at any time and from time to time hereafter, within ten (10) business days after written request by Sublandlord, certify to any party specified in such request: (a) whether this Sublease has been amended, and, if so, the substance and manner of such amendment; (b) the validity and force and effect of this Sublease; (c) to Subtenant’s knowledge, the existence of any default hereunder; (d) the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) the commencement and expiration dates of the Term and the date to which Rent has been paid; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other party to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on Subtenant.

(n) Subtenant Representation. Subtenant represents and warrants (i) that it has all required approvals, and is authorized to enter into this Sublease, and to perform the obligations required of Subtenant hereunder; and (ii) that the individual signing below is authorized to execute this Sublease and to bind the Subtenant hereto.

(o) Sublandlord Representation. Sublandlord represents and warrants (i) that it has all required approvals, and is authorized to enter into this Sublease, and to perform the obligations required of Sublandlord hereunder; (ii) that the individual signing below is authorized to execute this Sublease and to bind the Sublandlord hereto, (iii) a true, correct and complete copy of the Master Lease, as may be redacted in Sublandlord’s reasonable discretion, has been delivered to Subtenant; (iv) the Master Lease is in full force and effect; (v) Sublandlord is not now, and as of the Sublease Commencement Date will not be, in default or material breach of any of the provisions of the Master Lease and Sublandlord has no knowledge of any claim by Master Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease; and (vi) Sublandlord has no knowledge that Master Landlord is in default or breach of any provisions of the Master Lease.

(p) Time Periods. Any time periods referenced in the Master Lease that apply to Subtenant’s obligations and notices under the Master Lease or this Sublease, including but not limited to those obligations and notices relating to default cure periods, estoppel delivery, and payments to be made under the Master Lease shall be deemed to be (i) three (3) days shorter than those time periods included in the Master Lease where the cure period in the Master Lease is at least five (5) calendar days, and (ii) two (2) days if the cure period in the Master Lease is less than five (5) calendar days and longer than two (2) days and (iii) the same time period if the cure period in the Master Lease is two (2) days or less.

(q) Counterparts. This Sublease may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. The parties will be entitled to rely upon delivery of an executed electronic copy of this Sublease, and such executed electronic copy will be legally effective to create a valid and binding agreement between the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Sublandlord and Subtenant have executed this Sublease as of the date first above-written.

SUBLANDLORD:

BAIDU USA LLC, a California limited liability company

By:	/s/ Xing Li
Name:	Xing Li
Title:	Deputy General Manager

SUBTENANT:

JFROG, INC., a Delaware corporation

By:	/s/ Shlomi Ben Haim
Name:	Shlomi Ben Haim
Title:	CEO

Exhibit A

Master Lease

Exhibit B

Floor Plan of Subleased Premises

Exhibit C

Inventory List of Sublandlord FF&E

Location	Item	Quantity
Meeting 206 - Phuket	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	5
	White Board (installed on the wall)	1
Meeting 205 - Bali	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
Meeting 204 - Oahu	VIZIO Smartcast 70” LED Smart TV	1
	VIZIO Smartcast 70” LED Smart TV	1
	Access Mesh Work Chair with Arms	10
	Entertainment Credenza	1
	Conference Table, Rectangle	1
	White Board (installed on the wall)	1
Meeting 221 - Maui	Access Mesh Work Chair with Arms	8
	Entertainment Credenza	1
	Conference Table, Rectangle	1
	White Board (installed on the wall)	1
Meeting 220 - Hainan	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
Meeting 219 - Putuo	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
Meeting 216 - Cozumel	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	4
Meeting 217 - Kauai	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
Meeting 218 - Big Island	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
Meeting 215 - Santorini	VIZIO D-Series 43” LED TV	1
	D-Shape Desk	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
	Armless Sofa: 69”L x 27”D x 31”, Hedge Color	1

Meeting 212 - Tahiti	Samsung QM-D Series 85” 4K LED TV	1
	Samsung QM-D Series 85” 4K LED TV	1
	Access Mesh Work Chair with Arms	26
	Entertainment Credenza	2
	Conference Table, Rectangle	1
	White Board (installed on the wall)	2
Meeting 213 - Puerto Rico	VIZIO D-Series 43” LED TV	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
	Desk	1
Meeting 214 - Maldives	Samsung QM-D Series 85” 4K LED TV	1
	Samsung QM-D Series 85” 4K LED TV	1
	Access Mesh Work Chair with Arms	18
	Entertainment Credenza	2
	Conference Table, Rectangle	1
	White Board (installed on the wall)	2
Café	30D x 72W Dinning Table, White with Silver Base	14
	Café Table, Square	4
	Café Armless Chairs, Red Color	72
	43.8 x 19.7 x 26 Technology Ready Lectern	1
	Stage	1
	Projector	1
Meeting 200 - Virgin Islands	VIZIO D-Series 43” LED TV	1
	Conference Table, White with Silver Base	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
Meeting 201 - Bora Bora	VIZIO D-Series 43” LED TV	1
	Conference Table, White with Silver Base	1
	Access Mesh Work Chair with Arms	4
	White Board (installed on the wall)	1
Lobby	Access Mesh Work Chair with Arms	2
	Glass Top End Table, Round	2
	Conventional Lounge, Poppy	2
	Reception Desk	1
	Box/Box/File Pedestal 16“W x 22“D x 27“H, White	1
	File/File Pedestal 16“W x 22“D x 27“H, White	1
	Scoop Stool, Upholstered Seat Pad, Lizard	2
	Enea Lottus Table-CafT, Square, 30W x 42H, White	1
	Samsung 65” LED Smart 4K UHD TV with HDR	1

Collaborative Area	Conventional Lounge, Urban Mica	1
	Round Mobile , Twilight Tangerine	1
	Round Mobile , Spectrum Grape	1
	Square Table, White with Silver Base	1
	Wrapp; Chair, 4 legs, 20 1/2D x 19H seat x 28H; metal frame; flight color	2
	Cube Solo; indigo color	2
	Millbrae; Sofa-3 seat, No arms; mushroom	1
	Enea Lottus; Table-Conference, Square,30W x 30H	1
	Cube Solo, Taffy Color	1
	Cube Solo, Purple Color	1
Janitorial Room	74” H Nexel Chrome Wire Shelving - 36” W x 24” D	1
	74” H Nexel Chrome Wire Shelving - 48” W x 24” D	1
Work Area	Height Adjustable Desk	149
	Access Mesh Work Chair with Arms	149
	Mobile Pedestal, Box/File	148
IT Sever Room	Symmetra PX UPS Model: AP9215RM	1
	APC Server Cabinet	4
	Raritan PDU Model: PX2-1972	1
	Open Rack	4
Commen Area	Football Table	1
Area outside of Meeting 215 Santorini	Scoop Stool, Upholstered Seat Pad, Blue Jay	2
	Enea Lottus Table-CafT, Square, 30W x 42H, White	1
	Enea Lottus; Table-Conference, Square,30W x 30H	1
	Wrapp; Chair, 4 legs, 20 1/2D x 19H seat x 28H; metal frame; flight color	2
Original Driver Area	Sofa, Hedge Color	1
Mother’s Room	Haier Small Refridgerator	1
	Rocking Chaire Set with Foot Rest	1

Schedule I

Parking

CARIBBEAN DRIVE
J-Frog Parking
18
35
6
5
Baidu Parking
ONE-STORY CONCRETE BUILDING
17
14
J-Frog Parking
Baidu Parking
TOTAL 131 STALLS
10
25

1
A1
SITE PLAN
SCALE: 1"=20'

Schedule II

Alternations Required to be Removed by Sublandlord